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                                                                 Exhibit 10.7


                              THIRD AMENDED AND RESTATED

                                  ROSS STORES, INC.

                              1988 RESTRICTED STOCK PLAN

                            (As Amended March 19, 1996)

     1. PURPOSE. The Ross Stores, Inc. 1988 Restricted Stock Plan (the "Initial Plan") was adopted on March 14, 1988. On March 17, 1989, the Initial Plan was amended and restated in its entirety (the "First Plan"). On March 18, 1991, the First Plan was amended and restated in its entirety (the "Second Plan"). The Second Plan is hereby amended and restated in its entirety (the "Plan"), effective March 16, 1992. The Plan is established to create additional incentive for key employees of Ross Stores, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group") to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of the provisions of the grant of shares under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. ELIGIBILITY. All employees (including officers) of a Participating Company are eligible to participate in the Plan. The Board shall, in the Board's sole discretion, determine which individuals shall have the right to acquire shares under the Plan (the "Participants").

     4. SHARE RESERVE. There shall be a share reserve of 3,650,000 shares of the common stock of the Company (the "Stock"). Such share reserve shall be reduced by the number of shares of Stock granted under the Plan. (In the event that any shares granted pursuant to the Plan are reacquired under the terms of the Plan by a Participating Company, the shares so reacquired shall be returned to the share reserve.) Appropriate adjustments shall be made in the number and class of shares of Stock in such share reserve in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

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     5.   COMPLIANCE WITH SECURITIES LAWS.  Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance of any Stock hereunder shall relieve the Company of any liability in respect of the non-issuance of such Stock as to which such requisite authority shall not have been obtained.

     6. STOCK GRANT. After the Board has granted a Participant shares of Stock under the Plan, the Company shall advise such Participant in writing of the terms, conditions and restrictions of the grant, including the number of shares of Stock which the Participant has been granted. The number of shares of Stock which a Participant may receive under the Plan shall be determined by the Board in its sole discretion. Subject to the provisions of paragraph 7 hereof, the grant shall be made in the form attached hereto as EXHIBIT A ("Stock Grant Agreement"). Notwithstanding any other provision of the Plan to the contrary, the Board may not require a Participant to make any monetary payment as a condition of receiving a grant under the Plan. Therefore, for purposes of Rule 16b-3(a)(1), the "price at which securities may be offered" shall be zero (0) dollars.

     7. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of the standard form of Stock Grant Agreement set forth as Exhibit A either in connection with a single grant or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended stock grant agreements shall be in accordance with the terms of the Plan.

     8. PROVISION OF INFORMATION. Each Participant who receives a grant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders so long as the Participant retains ownership of such shares.

     9. TERM. Unless otherwise terminated, the Plan shall continue until March 14, 1998.

     10. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. In any event, no amendment may adversely affect any outstanding grant without the consent of the Participant. A grant shall be considered as outstanding as of the effective date of such grant as determined by the Board.

     11. CONTINUATION OF INITIAL PLAN, FIRST PLAN AND SECOND PLAN. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan, the First Plan and the Second Plan shall remain in effect and apply to grants made pursuant to the terms of the Initial Plan, the First Plan and the Second Plan.